UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

   March 17, 2011

BEESTON ENTERPRISES LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-103621	88-04360717
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

247 SW 8TH Street, #122

Miami, FL 33130

 (Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 432-5232

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement

On September 25, 2009, the Company entered into an agreement (the “Option Agreement”) with Mariposa Resources, Ltd (“Mariposa”) under which the Company granted Mariposa an option to acquire an undivided 50% interest in eight mineral claims located in the Clinton Mining District of British Columbia, Canada (the “Claims”) in consideration of the issuance of 1,000,000 common shares of Mariposa to the Company within six months of the date of signing of the Option Agreement.  Mariposa can earn an undivided 50% interest in the Claims by carrying out a $50,000 (CDN) exploration and development program on the Claims on or before September 25, 2010, plus an additional $200,000 (CDN) exploration and development program on the Claims on or before September 25, 2011.

On March 24, 2010, the Company entered into an agreement with Mariposa, amending the Option Agreement, under which the Company granted Mariposa an extension of the time within which to issue the 1,000,000 shares of Mariposa to the Company from six months to nine months in consideration of Mariposa agreeing to increase the required expenditures for exploration and development of the Claims by $50,000(CDN).

The Company entered into a another agreement with Mariposa on June 24, 2010, under which Beeston granted Mariposa a further extension for the payment of shares of its common stock and for the completion of its initial $50,000(CDN) exploration and development program as required under the option agreement with Beeston until December 31, 2010, in consideration for an increase in the number of shares of Mariposa payable thereunder from 1,000,000 shares to 1,500,000 shares.

On November 3, 2010, Mariposa (nka Lithium Exploration Group, Inc. (“Lithium”)) failed to maintain the eight mining claims under option to it by Beeston and those were allowed to lapse.  Beeston was subsequently able to re-claim four of the eight mining claims.  As of December 31, 2010, Lithium was in default of payment of a total of 1,500,000 shares of its common stock and of its obligation to perform $100,000 CND of exploration and development work on the optioned mining claims as part payment of the option exercise price. Lithium has since terminated its option agreement with Beeston, by notice dated February 14, 2011, to be effective March 17, 2011.  The Company is currently pursuing Lithium in regard to these outstanding debts, the loss of four mining claims and the ongoing maintenance requirements for the reclaimed mining claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Upham

Michael Upham, President